EXHIBIT 7:

                         504 MEMORANDUM
                           OF 8/31/95

                      DISCLOSURE MEMORANDUM
                   MedCare Technologies, Inc.
                       A Utah Corporation
                        4,200,000 Shares
                 Common Stock, $.001 Par Value
                 Offering Price $0.15 per Share

     MEDCARE TECHNOLOGIES, INC., a Utah Corporation (the "Company") is offering up to 4,200,000 shares of its common stock, $.001 par value per share (the "Shares"), on a "best efforts" basis, pursuant to the terms of this Disclosure Memorandum ("Memorandum"). (See "OFFERING").

     The Shares are being offered pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. The Shares are not registered for sale under the securities laws of any State.

     PRIOR TO THIS OFFERING THERE HAS BEEN A LIMITED AND SPORADIC PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY AND THERE CAN BE NO
ASSURANCE THAT A MORE ACTIVE MARKET WILL RESULT FOLLOWING THE
SALE OF THE SHARES OFFERED HEREBY OR THAT THE COMMON STOCK CAN BE
SOLD AT
OR NEAR THE OFFERING PRICE. SEE "PRICE RANGE OF COMMON STOCK." THE
OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY
BASED UPON
WHAT IT BELIEVES PURCHASERS OF SPECULATIVE ISSUES WOULD BE WILLING
TO PAY
FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP
WHATSOEVER
TO ASSETS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.
THIS
IS NOT A BLANK CHECK/BLIND POOL OFFERING.  THE COMPANY INTENDS TO
PURSUE
THE BUSINESS ACTIVITY DESCRIBED HEREIN. PURCHASE OF THE SHARES IS
HIGHLY
SPECULATIVE AND SHOULD NOT BE UNDERTAKEN BY ANYONE NOT CAPABLE
OF
SUSTAINING A TOTAL LOSS OF HIS OR HER INVESTMENT.
______________________________________________________________________________
          Selling        Proceeds To
     Offering Price      Commissions           Company
______________________________________________________________________________

Per Share:                    $0.15                    -0-       $0.15
Total Maximum: (4,200,000)         $630,000            -0-       $630,000 (1)

(l) Does not include approximately 530,000 to cover offering expenses.
______________________________________________________________________________

                   MedCare Technologies, Inc.
                    1404-400 Burrard Street
                     Vancouver, BC V6C 3G2

   The date of this Disclosure Memorandum is August 31, 1995

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     THE SHARES ARE OFFERED BY THE COMPANY THROUGH ITS OFFICERS AND
DIRECTORS ON A "BEST EFFORTS" BASIS. NO COMMISSIONS WILL BE PAID TO SUCH OFFICERS OR DIRECTORS.

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE ENTIRE LOSS
OF
THEIR INVESTMENT. (SEE "RISK FACTORS").

     THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE,
ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES DIVISION OF
ANY STATE NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE
ACCURACY
OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE
CONTRARY
IS A CRIMINAL OFFENSE.

     ALL OFFEREES AND SUBSCRIBERS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION
INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING
THE COMPANY. COPIES OF ALL DOCUMENTS, CONTRACTS, FINANCIAL
STATEMENTS
AND OTHER COMPANY RECORDS WILL BE MADE AVAILABLE FOR INSPECTION
AT
ANY SUCH MEETING OR DURING NORMAL BUSINESS HOURS UPON REQUEST TO
THE
COMPANY. OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS MEMORANDUM CAREFULLY AND THOROUGHLY; THAT THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN
ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION OR REQUIRED NO FURTHER INFORMATION.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND THE EXHIBITS HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, THIS
MEMORANDUM DOES
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY
ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS MEMORANDUM
AT ANY TIME DOES NOT IMPLY THE INFORMATION CONTAINED HEREIN IS
CORRECT AS
OF ANY TIME SUBSEQUENT TO ITS DATE.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

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

                       MEMORANDUM SUMMARY

     The following summary is qualified in its entiretv by detailed information appearing elsewhere in the Memorandum. Each prospective investor is urged to read this Memorandum in its entirety.


                          THE COMPANY

     MedCare Technologies, Inc. (the "Company"), formerly Multi-Spectrum
Group, Inc. (MSGI), was incorporated as Santa Lucia Funding, Inc. (SLFI) in the state of Utah on January 17, 1986, for the purpose of creating a capital resource fund to seek, investigate and. if warranted in the opinion of its management, acquire, merge with or participate in a favorable business opportunity. On January 19, 1990, SLFI merged with MSGI, a Delaware corporation engaged in the business of operating, marketing and franchising combined printing centers and office supplv outlets. Under the terms of the merger agreement, Santa Lucia Funding, Inc. was the surviving corporation, a Utah corporation; however, the name of the Company was changed to Multi-Spectrum Group, Inc. The outstanding shares of MSGI were converted into common shares of SLFI at the exchange ratio of 55,305 shares of SLFI for each common share of MSGI then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining $.001.

     On August 11, 1995 the Company affected a reverse split of its $.001 par value common stock by a ratio of one new share for every one thousand two hundred old shares; thereby, reducing the total number of shares issued and outstanding to 58,519. On August 14, 1995, a total of 2,000,000 post split shares were issued in order to acquire MedCare Technologies, Inc. MedCare Technologies, Inc. has developed the MedCare UI System, a non-surgical non-invasive, non-drug and cost effective method to significantly reduce and/or completely eliminate the majority of urinary incontinence cases. The Company plans to test market the program within an established medical center in the Pacific Northwest. At a Special Shareholders Meeting held on August 25, 1995 the Shareholders ratified the name change of the Company from Multi-Spectrum Group, Inc. to MedCare Technologies, Inc. and amended the Articles of Incorporation to allow the authorization of 101,000,000 shares of which 1,000,000 shares are to be Preferred Shares with a par value of $.25.. As of the date of this Disclosure Memorandum there are no Preferred Shares issued and outstanding.

     The Company maintains executive offices at 1404-400 Burrard Street, in Vancouver, B.C. V6C 3G2. The telephone number is 604.643.1765, the telefax number is 604.643.1776.
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                           THE OFFERING

SECURITIES OFFERED

     Total Maximum  4,200,000 shares of common stock

OFFERING PRICE PER SHARE . . . . $0.15

SHARES OUTSTANDING

     Prior to the offering    2,058,519 shares1

     After the offering  6,258,519 shares

     (1) Including post consolidation numbers and the issuance of 2,000,000 shares in consideration for the acquisition of MedCare Technologies, Inc.


USE OF NET PROCEEDS

     The proceeds of this offering, assuming that all 4,200,000 shares offered are sold, will be approximately $630.000 (less expenses of approximately $30,000). Such proceeds will be utilized for the provision of working capital for the Company, which will enable it to complete the final stage of developing the MedCare UI System. The Company plans to test market the program within an established medical center in the Pacific Northwest. (See "Use of Proceeds").

RISK FACTORS

     The purchase of the shares offered hereby involves many risk factors including those associated with a relatively new venture, risks associated with the industry, substantial dilution from the offering price, and other possible risks. Prospective investors should be prepared to suffer a total loss of their investment. (See "Risk Factors").

DILUTION

     The offering involves immediate substantial dilution in the book value per share of common stock from the offering price. (See "Dilution").

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                     SUITABILITY STANDARDS

     AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR THOSE INVESTORS WHO HAVE SUBSTANTIAL FINANCIAL
RESOURCES IN RELATION TO THEIR INVESTMENT, WHO UNDERSTAND THE
PARTICULAR RISK FACTORS OF THIS INVESTMENT AND WHO ARE PREPARED TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT.

     The Company has not established any standards for determining suitability of investors in this offering. However, prospective purchasers of Shares should be aware that an investment in the Company is highly speculative, that the future success of the Company is dependent upon a number of factors in addition to those usually associated with developmental companies in the health industry and that an investment in the Shares may be totally lost.

                          RISK FACTORS

     Before deciding whether to purchase Shares of the Company, prospective investors should read this Memorandum in its entirety and carefully consider, among others, the following risk factors:

     Purchase of Shares involves a high degree of risk. Prospective purchasers
     -------------------------------------------------------------------------
should consider carefully, among other factors set forth in this Memorandum,
----------------------------------------------------------------------------
the following:
--------------

BUSINESS OF THE COMPANY

     The Company has expended considerable resources on the research and development of the MedCare UI System. At present, MedCare Technologies, Inc. is in the final stages of Research & Development. And while all indications are that the MedCare Ul System is a viable treatment process for those individuals suffering from certain types of adult urinary incontinence, there can be no assurances that the system will actually gain acceptance in the marketplace.

POLITICAL AND ECONOMIC CONSIDERATIONS AFFECTING THE COMPANY

     At present, there are no political risks anticipated by the Company since all future R & D and clinical operations of MedCare are expected to be undertaken in North America. The MedCare UI System has not applied to Medicare in order to receive reimbursements for potential patients. As a result, many sufferers may not seek treatment because of the costs associated with treatment.

      RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY

     1. NEW BUSINESS. Adult urinary incontinence, despite its prevalence among the elderly as well as a large percentage of the female American population, is such an embarrassing affliction that most sufferers resign themselves to using absorbent products rather than seek treatment. As a result, adult urinary incontinence has received little, if any, recognition from the medical community. Based on the negative stigma and embarrassing nature of the affliction, there may be a great deal of resistance from many sufferers to "come out of the closet" in order to seek treatment.

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     2. LIMITED FUNDS AVAILABLE FOR FEASIBILITY & DEVELOPMENT. Management
believes the net proceeds of this offering will be sufficient to implement the Company's initial plan of finalizing the development of the MedCare UI System. The Company does not have a track record of actual clinical treatment using the MedCare UI System ant there can be no assurances that such treatment program will become economically viable in the future. The Company plans to open its first clinic in the near future and test market, on a limited scale, the commercial viability of the MedCare UI System.

     3. MANAGEMENT EXPERIENCE. The Company's management team consists of seasoned individuals that have many years of experience in the requisite fields necessary to build a successful enterprise. Collectively, the Company's management has over sixty years of experience in medicine, management, finance and employee development.

     4. CONTINUED MANAGEMENT CONTROL. The Company's management team plans to devote a substantial portion of their time on development of the Company's MedCare UI clinical system. The clinics are to be operated by personnel trained by senior management. None of the Company's directors have entered into written agreements with the Company and none are expected to in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors.

     5. CONFLICTS OF INTEREST. The Company's directors and officers are not involved in and do not plan to become involved with any firms that are directly involved in the adult urinary incontinence market. Conflicts of interest and non arms-length transactions may arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. When such conflicts occur, the Directors will make any such declarations to the Shareholders as may be deemed fit by the Company s legal advisors.

     6. NO REQUIREMENT TO FILE EXCHANGE ACT REPORTS. The Company is not and immediately following this offering will not be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, the Company will not file quarterly and annual reports on forms 10-Q and 10-K in accordance with the provisions of the Exchange Act nor will it be subject to the regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. There can be no assurance that at any time in the future the Company will become subject to the reporting requirements of the Exchange Act and investors may have less access to financial and other information concerning the Company than they would if the Company were subject to the reporting requirements of the Exchange Act.


                RISK FACTORS RELATING TO THIS OFFERING

     1. No Assurance of Active Public Market for the Company's Shares. There is currently a limited and sporadic public market for the Company's shares, and there can be no assurance a more active market will develop at the conclusion of this offering or, if developed. that such a market will continue. Purchasers of the Company's Shares may, therefore, have difficulty in selling them should they desire to do so. The number of shares available for public trading is very limited compared to the total number of outstanding shares, most of which are "restricted securities" which cannot presently be publicly traded.

     2. NO UNDERWRITER. The Shares are being offered by the Company through the efforts of its officers and directors and no underwriter has been retained to assist in offering the Shares. The officers of the Company who will participate in the selling effort have no experience in the offer and sale of shares on behalf of an issuer, and, consequently, may be unable to effect the sale of the Shares. There is no assurance the Company is capable of selling all, or any, of the Shares offered.

                                     6
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

     3.   IMMEDIATE SUBSTANTIAL DILUTION - PRESENT SHAREHOLDERS OWN
CONTROLLING
INTEREST AT LOWER COST THAN PUBLIC. Present "inside" shareholders of the C ompany have acquired their controlling interest in the Company for substantially less than the offering price of $0.15 per Share. Assuming the maximum offering of 4,200,000 shares are sold. present officers, directors and other controlling shareholders will own approximately 32 % of the issued and outstanding shares. Purchasers in this offering will own approximately 68% of the outstanding shares for aggregate cash consideration of $630,000.

     4. PUBLIC WILL BEAR RISK OF LOSS. The capital required by the Company to carry on its business is being sought principally from the proceeds of this offering. Therefore, public investors will bear most of the risk of the Company's operations until such time as it attains profitable operations, if ever.

     5. PROCEEDS OF OFFERING MAY BE INADEQUATE. There is no minimum number of Shares required to be sold in this offering, nor is there an escrow of funds. The net proceeds of this offering (assuming all Shares offered are sold) are budgeted for a four to six month period and, therefore, are sufficient to conduct only a limited amount of activity. Continued operation of the Company thereafter will be dependent on its ability to procure additional financing via additional share offerings. There is no assurance that any number of Shares will be sold or that any additional financing can be obtained on terms favorable to the Company.

     6. USE OF PROCEEDS NOT SPECIFIC. The proceeds of this offering have been allocated only generally. Accordingly investors will entrust their funds with management on whose judgment investors must depend, with only limited information about management's specific intentions.

     7. NO DIVIDENDS. No dividends have been paid on the Common Stock since inception and none are contemplated at any time in the foreseeable future. See "Description of Securities Dividends."

     8. OFFERING PRICE ARBITRARILY DETERMINED. The offering price of the Shares was established arbitrarily by the Company. There is no direct relationship between the offering price and the assets or shareholders' equity of the Company or any other recognized criterion of value.

     9. NO COMMITMENT TO PURCHASE SHARES. No entity, including the Company, has any obligation to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. There is no minimum number of Shares required to be sold in the offering and if only a small number of Shares are sold the purchasers will have invested in a company without sufficient capital to conduct its operations. Subscribers will not be entitled to any refund of their subscriptions in such event. See "Offer to Subscribe."

     10. SHARES ELIGIBLE FOR FUTURE SALE. 2,004,079 outstanding Shares of the Company (or 98% of the total number of outstanding shares) are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of these shares under Rule I Au, could severely depress the market price of the Shares being offered hereby. Rule 144 provides, among other things, that persons holding restricted securities for a period of two years may each sell in brokerage transactions every three months an amount equal to 1% of the Company's outstanding shares or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Substantially all of these shares will become eligible for sale pursuant to Rule 144 beginning in August, 1997.

                                 7
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

                          CAPITALIZATION

     The pro forma capitalization of the Company as of August 15, 1995 (based upon its unaudited financial statements) and as adjusted to reflect the sale of the maximum number of Shares offered hereby is as follows:

                                            Amount              After
                                            Outstanding         Maximum Sale
                                            -----------         ------------

Common stock, par value $.001 per share;
100,000,000 shares authorized;
2,058,519 shares outstanding,
6,258,519 shares (maximum)
to be issued (1)                             $    20,585         $   62,585

Additional paid in capital                       279,415            837,415

Total Shareholders' Equity                    $  300,000          $ 900,000

     (I) For information regarding terms of the Common Stock of the Company and options to purchase additional shares, see "Description of Securities - Options."

                          THE COMPANY
                   MedCare Technologies, Inc.

     MedCare Technologies, Inc. (the "Company"), formerly Multi-Spectrum Group, Inc. (MSGI), was incorporated as Santa Lucia Funding, Inc. (SLFI) in the state of Utah on January 17,1986, for the purpose of creating a capital resource fund to seek, investigate and, if warranted in the opinion of its management, acquire, merge with or participate in a favorable business opportunity. On January 19, 1990, SLFI merged with MSGI, a Delaware corporation engaged in the business of operating, marketing and franchising combined printing centers and office supply outlets. Under the terms of the merger agreement. Santa Lucia Funding, Inc. was the surviving corporation, a Utah corporation; however, the name of the Company was changed to Multi-Spectrum Group, Inc.
The outstanding shares of MSGI were converted into common shares of SLFI at t he exchange ratio of 55,305 shares of SLFI for each common share of MSGI then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining $.001.

     On August 11, 1995 the Company affected a reverse split of its $.001 par value common stock by a ratio of one new share for every one thousand two hundred old shares: thereby, reducing the total number of shares issued and outstanding to 58,519. On August 14, 1995, a total of 2,000,000 post split shares were issued in order to acquire MedCare Technologies, Inc. MedCare Technologies, Inc. has developed the MedCare UI System, a non-surgical, non-invasive, non-drug and cost effective method to significantly reduce and/or completely eliminate the majority of urinary incontinence cases. The Company plans to test market the program within an established medical center in the Pacific Northwest. At a Special Shareholders Meeting held on August 25, 1995 the Shareholders ratified the name change of the Company from Multi-Spectrum Group, Inc. to MedCare Technologies, Inc. and amended the Articles of Incorporation to allow the authorization of 101,000,000 shares of which 1,000,000 shares are to be Preferred Shares with a par value of $.25. As of the date of this Disclosure Memorandum there are no Preferred Shares issued and outstanding.

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

     MedCare Technologies, Inc. is in the final stage of developing the MedCare Ul System, a non-surgical, noninvasive, non-drug and cost effective method to significantly reduce and/or completely eliminate the majority of urinary incontinence cases. The Company plans to test market the program within an established medical center in the Pacific Northwest. Urinary incontinence is a bladder disorder that affects approximately 11,000,000 people in the United States, with a market exceeding 510 billion per year.

                             MANAGEMENT

DIRECTORS

The officers and directors of the Company are as follows:

     Name                     Position
     Dr. Eric Gable           President; Chairman; Director
     Kundan Rayat             Secretary; Director
     Heather Robb             Director

     It is the intention of the existing Board of Directors to increase the size of the board at the next stage of development of the Company in order to strengthen its project financing and legal expertise.

     DR. ERIC GABLE is a medical doctor with twenty nine years of experience. He is the founder of the company and serves as its President and Chief Executive Officer. Dr. Gable began his medical career in 1967 as a captain in the Canadian Armed Forces and received a commendation for the development of a Preventative Medicine Program during a time when such programs were rare. During the period between 1970 and 1980, Dr. Gable developed the largest medical practice in British Columbia, Canada, through the extensive training and utilization of registered nurses. His protocol was subsequently used as the basis of a completely new course of instruction at the University of British Columbia. From 1982 to 1995, Dr. Gable developed a second medical practice which was recently sold for the highest price ever paid in British Columbia.

     MR. KUNDAN S. RAYAT has over forty five years of business experience as an owner/operator in a diverse range of businesses ranging from automotive to heavy construction on three different continents. Since 1985, Mr. Rayat has primarily devoted his time to venture capital investing in numerous start up ventures and providing seasoned senior management advice to the companies that he invests in.

     HEATHER ROBB is on the Board of Directors, Management Team and Teaching Faculty of the Leyline Center for Spiritual Development in Vancouver, British Columbia. She teaches Energy Awareness, how to take self-responsibility and how to take charge of self-creation/self-development. Previously she was a human resources consultant and adult education teacher working with corporations and individuals to maximize their organizational and personal effectiveness through training in such areas as supervisory skills, team building, negotiating skills, time management, conflict resolution, situational leadership, customer service and stress management

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                     PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the shares of Common Stock of the Company owned of record and beneficially as of the date of this Memorandum by (I) each person known to the Company to own of record or beneficially 5% or more of the 2,058,519 outstanding shares of Common Stock of the Company, (ii) each Director of the Company, and (iii) all officers and directors of the Company as a group, as of the date of this Memorandum and as adjusted to reflect share holdings after the sale of the maximum number of Shares offered hereby.

Ownership              No. Shares          %         No. Shares          %
Name and Position      Pre Issue                     Post Issue
-----------------      ----------                    ----------

Dr. Eric Gable         1,750,000         85%         1,750,000         28%
Kundan Rayat                   0                             0
Heather Robb                   0                             0

                    MARKET FOR COMMON STOCK

     There is a limited and sporadic market for the common stock of the Company, which is currently listed on the "electronic bulletin board" maintained by the National Association of Securities Dealers, Inc.
The following table sets forth the range of high and low prices for the c ommon stock for the fiscal quarters indicated. These prices are without mark-up, mark-down or commission and may not represent actual transactions.

1994                         HIGH      LOW
First Quarter . . . . . . . .$-0-      -0-
Second Quarter. . . . . . . . -0-      -0-
Third Quarter . . . . . . . . -0-      -0-
Fourth Quarter. . . . . . . . -0-      -0-

1995
First Quarter . . . . . . . . $.10      $.01
Second Quarter. . . . . . . .  .10       .01

  There are approximately 54,440 Shares of common stock of the Company available for public-trading compared to an aggregate of 2,058,519 Shares outstanding. See "Risk Factors - Shares Eligible for Future Sale."

  As of August 11, 1995 there were approximately 136 record holders of the Company's common stock.

                   DESCRIPTION OF SECURITIES

  The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock having a par value of $.001 per share and 1,000,000 shares of Preferred stock having a par value of $.25 per share.

COMMON STOCK

  The holders of shares of common stock (I) have equal pro-rata rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled toshare pro-

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

rata in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversation rights (although the Board of Directors may create such subscription rights) and there are no redemption or sinking fund provisions applicable thereto; and
(iv) are entitled to one non-cumulative vote per share on all matters which shareholders may vote on at all meetings of shareholders. All shares of common stock outstanding are fully paid and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid and non-assessable.

   The Board of Directors of the Company may, at its discretion, determine that any unissued securities of the Company shall be offered for subscription solely to the holders of Common Stock of the Company or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as the Board may determine.

PREFERRED STOCK

  Following the approval by the shareholders and amendment of the Articles of Incorporation, 1,000,000 shares of preferred stock of the corporation may be issued from time to time in one or more classes or series, each of which shall have a distinctive designation or title as shall be fixed by the Board of Directors. No Preferred Shares have been issued as of the date of this filing.

NON-CUMULATIVE VOTING

  The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

OPTIOND

  Currently there are no options issued and outstanding.

DIVIDENDS

  The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any dividends. Based upon the Company's present financial status and its contemplated financial requirements, the Company does not contemplate or anticipate paying any dividends on its common stock in the foreseeable future.

TRANSFER AGENT AND WARRANT AGENT

  The Company's Transfer Agent is Holladay Stock Transfer, Inc., located at 4350 East Camelback Road, Suite 100F, in Phoenix, Arizona, 85018.

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                                E-136
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                       PLAN OF DISTRIBUTION

    The offering is being conducted by the Company through its officers and Directors who will not be paid in excess of their regular compensation for such services. No broker-dealers or other persons shall be employed by the Company in connection with this offering. No sales commissions or other compensation will be paid by the Company in connection with the sale of the Shares.

    All subscription payments should be made payable to "MedCare Technologies, Inc." When subscriptions have been accepted by the Company, checks and payment for the Shares will be deposited in the Company's corporate account and will be utilized for the purposed described herein. See "Use of Proceeds." Once accepted by the Company, subscriptions are not cancelable by the subscriber and funds paid for Shares are not refundable.

    The subscription price was arbitrarily determined by the Company and does not bear any relationship to the assets, book value or other recognized criteria or value.

    The offering is being conducted pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. The Shares are not "restricted securities" as that term is defined under such Act and may be resold without restriction by persons who are not affiliates of the Company as that term is defined in the Act.

    Each investor subscribing to the Shares offered hereby will be required to execute a subscription agreement which, among other provisions, will contain representations as to the investor's qualifications to purchase the Shares and his ability to evaluate and bear the risk of an investment in the common stock of the Company and will contain an acknowledgment of the receipt of the opportunity to make inquiries of the Company and to obtain additional information from the Company's management.


                           LITIGATION

  The Company is not a party to any material pending legal proceedings.


                      FURTHER INFORMATION

  The Memorandum does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms of the matters relating to an investment in the Shares. These documents are available for inspection during regulation business hours at the offices of the Company in Vancouver, B.C., and upon written request copies of the documents, not annexed to or contained with this Memorandum, will be provided to prospective investors. Each prospective investor is invited to ask questions of and receive answers from the Officer of the Company, and to obtain such information concerning the terms and conditions of the offering to the extent the Company possesses the same or can acquire it without unreasonable effort or expense as such prospective investor deems necessary to verify the accuracy of the information in this Memorandum. An appointment for such purposes will be arranged upon request.

                                  13

                       FINANCIAL STATEMENTS

  The following unaudited financial statements have been prepared from the books and records of the Company without footnotes and not in accordance with generally accepted accounting principles.

                   MEDCARE TECHOLOGIES, INC.
                         Balance Sheet
                        August 15, 1995
                          (Unaudited)

                             ASSETS

Assets
  Intangible Assets (Rights to MedCare Ul System)                    $300,000


               LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities

Stockholders' Equity
  Common Stock, $.001 par value
     100,000,000 Authorized; Issued
     and Outstanding 2,058,519                                       $  20,585

Additional Paid In Capital                                             279,415

Total Liabilities & Stockholders' Equity                              $300,000



                                14

                   MEDCARE TECHNOLOGIES, INC.

                     SUBSCRIPTION AGREEMENT

    The undersigned hereby subscribes for the number of shares of common stock (the "Shares") of MedCare Technologies, Inc. (the "Company") set forth below at the purchase price of $0.15 per share and encloses a check payable to the order of the Company in the amount set forth below to cover the aggregate subscription price.

    The undersigned has received and read the Disclosure Memorandum of the Company dated August 31, 1995. The undersigned acknowledges that a purchase of the Shares involves a high degree of risk and the undersigned has the financial ability to suffer a total loss of the undersigned's investment without incurring significant financial hardship.

    The undersigned has had the opportunity to ask questions of and receive answers from the Officer of the Company, and to obtain information concerning the terms and conditions of the offering to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, and the undersigned has availed himself or herself of such opportunity to the extent he or she deems desirable.

    Shares will be registered in the name or names set forth below.



_______________________________         ______________________________
Name(s) of Shareholder                  Signature
(Please type or print)


_______________________________         ______________________________
Street Address                          Social Security No. or Tax I.D. No.


_______________________________         ______________________________
City, State, Zip                        Total No. of Shares Being Purchased



_______________________________         ______________________________
Area Code and Telephone Number          Total Purchase Price Being Tendered

                                E-139
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